UNITED  STATES
SECURITIES  AND  EXCHANGE  COMMISSION
WASHINGTON,  D.C.    20549


FORM  8-K
CURRENT  REPORT  PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
SECURITIES  EXCHANGE  ACT  OF  1934

MARCH  31,  1998
(DATE  OF  REPORT  -  DATE  OF  EARLIEST  EVENT  REPORTED)

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
HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:    333-5411

 Delaware . . . . . . . . . . . . . . . . . .            06-1185400
(State or other jurisdiction of. . . . . . . . . . . .  (IRS Employer Identification No.)
 incorporation or organization)

 1020 West Park Avenue, Kokomo, Indiana . . . . . . .    46904-9013
(Address of principal executive offices) . . . . . . .  (Zip Code)

 (765) 456-6000
(Registrant's telephone number, including area code)
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ITEM  4.          CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

1) On March 31, 1998, the Board of Directors of the Corporation engaged the accounting firm of Deloitte & Touche LLP as independent accountants for the Corporation effective as of April 1, 1998, and accordingly dismissed
Coopers  &  Lybrand  L.L.P.  in  such  capacity.

2) The report of Coopers & Lybrand L.L.P. on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

3) The Board of Directors has approved the dismissal of Coopers & Lybrand L.L.P. and the engagement of Deloitte & Touche LLP.

4) During the two most recent fiscal years ended September 30, 1997 and 1996 and any subsequent interim period, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there have been no reportable events (as defined in Item 304 of Regulation S-K of the Securities and Exchange Commission).

5) The Corporation has furnished Coopers & Lybrand L.L.P. with a copy of this Form 8-K and has requested that Coopers & Lybrand L.L.P. furnish it with a letter addressed to the United States Securities and Exchange Commission (the ASEC@) stating whether it agrees with the above statements. A copy of the Coopers & Lybrand L.L.P. letter to the SEC, dated April 6, 1998, is filed as Exhibit 16 to this current Report on Form 8-K.

6) During the two most recent fiscal years ended September 30, 1997 and 1996 and any subsequent interim period, the Corporation has not consulted Deloitte & Touche LLP regarding any matter requiring disclosure in this form 8-K.

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ITEM  7          FINANCIAL  STATEMENTS  AND  EXHIBITS

1)      Financial  Statements  of  Businesses  Acquired.    None
2)      Proforma  Financial  Information.                   None
3)      Exhibits
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
Exhibit No.  Description

16. . . . .  Letter from Coopers & Lybrand L.L.P. to the
             SEC dated April 6, 1998.
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SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:          April  6,  1998
By:            /s/  Michael  D.  Austin
                    Michael  D.  Austin
                    President  and  Chief  Executive  Officer


Date:        April  6,  1998
By:          /s/  Joseph  F.  Barker
                  Joseph  F.  Barker
                  Vice  President,  Finance  and
                  Chief  Financial  Officer